                                    EXHIBIT 1

                   AGREEMENT PURSUANT TO RULE 13d-1(f)(1)(iii)


     Pursuant to Rule 13d-1(f)(1)(iii), the undersigned Aaron D. Spencer and Uno Associates, do hereby agree that the Schedule 13D to which this Agreement is attached as an exhibit shall be deemed filed on behalf of each of Aaron D. Spencer and Uno Associates.



Dated:  June 25, 1997                           /s/ Aaron D. Spencer
      --------------------------                --------------------------------
                                                Aaron D. Spencer




                                                UNO ASSOCIATES


Dated:  June 25, 1997                           By:    /s/ Aaron D. Spencer
      --------------------------                   -----------------------------
                                                    Aaron D. Spencer, Partner